UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 21, 2024

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, on June 18, 2024, the stockholders of Nextdoor Holdings, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to provide for the exculpation of officers as permitted pursuant to recent amendments to the Delaware General Corporation Law (“DGCL”), as well as make certain other technical and administrative changes. On June 18, 2024, the Company filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect such amendments, which became effective upon acceptance by the Delaware Secretary of State. A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2024, the Company held its 2024 Annual Meeting of Stockholders virtually (the “Annual Meeting”). The Company’s stockholders voted on five proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2024, as supplemented by the Company’s supplemental definitive proxy statement filed with the SEC on May 7, 2024. There were 1,930,935,109 aggregate shares of Class A common stock and Class B common stock present at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each share of Class A common stock represented one vote and each share of Class B common stock represented ten votes.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.To elect one Class III director of the Company (Chris Varelas) to serve a three-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

4.To approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain of the Company’s officers as permitted pursuant to the DGCL; and

5.To elect two Class III directors of the Company, each to serve a three-year term expiring at the 2027 Annual Meeting of Stockholders and until each such director’s successor is duly elected and qualified:

5a. Marissa Mayer;
5b. Niraj Shah.

The final results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chris Varelas	1,849,131,898	28,965,231	52,837,271

Chris Varelas was elected as a Class III director to serve until the 2027 Annual Meeting of Stockholders.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
1,923,576,464	3,379,461	3,979,184

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. There were no broker non-votes on this matter.

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,857,451,709	19,823,254	822,875	52,837,271

The stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers.

Proposal 4: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,875,682,042	1,663,214	752,582	52,837,271

The stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain of the Company’s officers as permitted pursuant to the DGCL.

Proposal 5: Election of Directors.

	Nominee	Votes For	Votes Withheld	Broker Non-Votes
5a	Marissa Mayer	1,876,092,523	1,938,144	52,837,271
5b	Niraj Shah	1,877,107,114	923,553	52,837,271

Marissa Mayer and Niraj Shah were elected as Class III directors to serve until the 2027 Annual Meeting of Stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation, filed June 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: June 21, 2024	By:	/s/ Matt Anderson
Matt Anderson
Chief Financial Officer